UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) MARCH 1, 2006
                                                          -------------

                                 SYNTHEMED, INC.
                                 ---------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



           Delaware                     0-20580                 14-1745197
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(State or Other Jurisdiction   (Commission file Number)         (IRS Employer
     of Incorporation)                                       Identification No.)

    Po Box 219, Little Silver, New Jersey                          07739
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       (Address of Principal Executive Offices)                 (Zip Code)


        Registrant's telephone number, including area code (732) 728-1769
                                                           --------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations
Item 1.01  Entry into a Material Definitive Agreement.


      We entered into a new employment agreement with Dr. Eli Pines, our Vice President and Chief Scientific Officer. The new agreement, which is effective March 1, 2006, replaces a prior agreement with Dr. Pines which expired by its terms on that date. The new agreement is substantially similar to the prior agreement, except that the initial base salary is $214,250 and the obligation to pay severance (in an amount equal to six months' of the annual base salary) is triggered, among other things, by our failure to renew the agreement upon its scheduled expiration. Like the prior agreement, the new agreement has an initial term of three years, subject to automatic renewal for one-year periods unless earlier terminated, and provides for annual cost of living salary increases and such bonuses as the Board of Directors shall determine.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       SyntheMed, Inc.


Date:  March 15, 2006                  By:     /s/ Robert P. Hickey
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                                               Robert P. Hickey
                                               President, CEO and CFO










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